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                                                                    EXHIBIT 99.1

NEWS release                                          [PER-SE TECHNOLOGIES LOGO]

FOR IMMEDIATE RELEASE                      PER-SE TECHNOLOGIES
                                           2840 Mt. Wilkinson Parkway
                                           Atlanta, Georgia 30339
                                           877/73PER-SE toll free

PER-SE COMPANY CONTACT:                    COMPANY MEDIA CONTACT:
Michele Howard                             Doug Duffield
Per-Se Technologies                        Manning, Selvage & Lee
voice: 770/444-5603                        voice: 404/870-6844
email: media@per-se.com                    email: media@per-se.com

         PER-SE TECHNOLOGIES COMPLETES SALE OF PATIENT1(R) PRODUCT LINE

ATLANTA -- JULY 28, 2003 -- Per-Se Technologies, Inc. (Nasdaq: PSTI), a leader in delivering comprehensive business managemenT outsourcing services, financial and administrative software solutions, and Internet-enabled connectivity to the healthcare industry, today announced that it has completed the sale of its Patient1 clinical product line to Misys Healthcare Systems, a division of Misys plc (London: MSY.L). As announced on June 19, 2003, Misys Healthcare Systems agreed to purchase the Patient1 product line for $30 million in cash.

"The sale of Patient1 sharpens our focus on the administrative part of the healthcare market, which we believe provides the greatest long-term growth opportunity for our company," stated Philip M. Pead, Per-Se's chairman, president and chief executive officer.

Further financial details concerning the transaction will be provided in the Company's second quarter earnings release scheduled for Wednesday, July 30, 2003.

ABOUT PER-SE TECHNOLOGIES

Per-Se Technologies (Nasdaq: PSTI) is a leader in delivering comprehensive business management outsourcing services, financial and administrative software solutions, and Internet-enabled connectivity for the healthcare industry. Atlanta-based Per-Se enables integrated delivery systems and physician practices to optimize the quality of care delivered and profitability of business operations simultaneously. The leading provider of business management outsourcing services to physicians, Per-Se supports approximately 47,000 physicians and 2,000 healthcare organizations. Per-Se processes more than 240 million medical transactions annually, and its solutions manage 26 million patient lives online. Additional information is available at www.per-se.com.

SAFE HARBOR STATEMENT

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations and the costs or outcome of litigation as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, estimated proceeds from the transaction, which are subject to finalization of the closing balance sheet. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Additional factors that would cause actual results to differ materially from those contemplated within this press release can also be found in the Company's Safe Harbor Compliance Statement included in the Company's Form 10-Q for the quarter ended March 31, 2002, and Form 10-K for the year ended December 31, 2002. The Company disclaims any responsibility to update any forward-looking statements.

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